Exhibit 10.3

[FORM OF]
RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT dated as of the __ day of ________ 20__ (this “Agreement”), by and between Redwood Trust, Inc., a Maryland corporation (the “Corporation”), and ______________, an employee of the Company (the “Purchaser”).

Pursuant to the 2002 Redwood Trust, Inc. Incentive Plan, as amended (the “Plan”), the Corporation’s Compensation Committee (the “Committee”) has authorized a grant of a Restricted Stock award to purchase shares of the Corporation’s common stock, on the terms and conditions set forth herein, and the Corporation hereby grants such award.  Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

In consideration of the mutual covenants and representations set forth herein, the Corporation and Purchaser agree as follows:

1.           Purchase and Sale of Stock.  Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Corporation on the Closing Date (as herein defined) [                                ] ([     ]) shares of the Corporation's Common Stock (the “Stock”) at a price of One Cent ($0.01) per share, for an aggregate purchase price of [       ] Dollars and [               ] Cents ($[       ]).  The purchase price for the Stock shall be paid in cash.

2.           Closing.  The purchase and sale of the Stock shall occur at a Closing to be held at such time and place (the “Closing Date”), as designated by the Corporation by written notice to the Purchaser of at least one (1) business day prior to the Closing Date. The Closing will take place at the principal office of the Corporation or at such other place as shall be designated by the Corporation. At the Closing, Purchaser shall deliver to the Corporation a check payable to the order of the Corporation in the aggregate amount of the purchase price of the Stock, and the Corporation will issue, as promptly thereafter as practicable, a certificate representing the Stock registered in the name of the Purchaser.

3.           Purchase Option.

(a)           All of the Stock shall be subject to the right and option of the Corporation to repurchase the Stock (the “Purchase Option”) as set forth in this Section 3. In the event Purchaser shall cease to be employed by the Corporation (including a parent or subsidiary of the Corporation) for any reason other than death or Disability (the “Termination”), the Purchase Option shall come into effect. Following a Termination for any reason other than death or Disability, the Corporation shall have the right, as provided in subparagraph (b) hereof, to purchase from the Purchaser or his or her personal representative, as the case may be, at the purchase price per share originally paid as set forth in Section 1 hereof (the “Option Price”), a portion of the Stock computed as follows:

If the Termination Occurs:	Percentage of Stock Subject to Purchase Option

Prior to January 1, 20[ ]	100.00

Between January 1, 20[ ]
and January 1, 20[ ]	75.00

Between January 1, 20[ ]
and January 1, 20[ ]	50.00

Between January 1, 20[ ]
and January 1, 20[ ]	25.00

(b)         Within 90 days following a Termination for any reason other than death or Disability, the Corporation shall notify Purchaser by written notice delivered or mailed as provided in subparagraph 10(c), as to whether it wishes to purchase the Stock pursuant to exercise of the Purchase Option. If the Corporation (or its assignee) elects to purchase the Stock hereunder, it shall set a date for the closing of the transaction at a place and time specified by the Corporation, or, at the Corporation's option, such closing may be consummated by mail as provided in Section 10(c) hereof. At such closing, the Corporation (or its assignee) shall tender payment for the Stock and the shares of Stock so purchased shall be returned to the status of authorized but unissued shares. The Option Price shall be payable in cash or by check.

4.           Arrangement Regarding Payment of Withholding Tax.  Section 11(3) of the Plan requires that recipients of awards under the Plan make arrangements satisfactory to the Committee regarding payment of federal, state or local taxes of any kind required by law or to be withheld with respect to awards.  The Purchaser hereby agrees with the Committee and the Corporation with respect to any withholding taxes required to be paid upon the lapse of the Purchase Option under the Agreement as follows:

(i)           unless the Purchaser otherwise directs the Corporation in writing at least five (5) business days prior to the date of any lapse of the Purchase Option with respect to shares of the Stock, payment of all withholding taxes for each lapse of the Purchase Option shall be made by the assignment by the Purchaser to the Corporation of such number of shares of Stock as to which the Purchase Option is lapsing sufficient in value to fully cover the tax payment due, with the shares being valued for such purpose at the closing price on the last trading day prior to the date of the lapse and any fractional share value in excess of the tax payment due to be paid in cash to the Purchaser; or

(ii)          to the extent otherwise directed by the Purchaser, payment of withholding taxes may be made through deduction from salary or other payments due to the Purchaser or through such other method as may be requested by the Purchaser and acceptable to the Committee.

The Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer on the stock ledger of the Corporation the shares of Stock which are to be applied to the payment of taxes from the Purchaser to the Corporation.

5.           Stock Splits, etc.  If, from time to time during the term of this Agreement:

(i)           There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

(ii)          There is any consolidation, merger or sale of all, or substantially all, of the assets of the Corporation;

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the word "Stock" for all purposes with the same force and effect as the shares of Stock presently subject to the Purchase Option, right of first refusal and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per share of Stock upon execution of the Purchase Option shall be appropriately adjusted.

6.           Restriction on Transfer.  Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock which remain subject to the Purchase Option.

The Corporation shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

For a period of 90 days following the date any shares of the Stock cease to be subject to the Purchase Option, upon the request of the Purchaser or the Purchaser’s personal representative, the Corporation will purchase all or such portion of such shares as is requested, at the Fair Market Value thereof on the date such request is received by the Corporation.

7.           Legend.  All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2002 REDWOOD TRUST, INC. INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT OR PERFORMANCE SHARE AWARD AGREEMENT ENTERED INTO AND BETWEEN THE REGISTERED OWNER AND REDWOOD TRUST, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF REDWOOD TRUST, INC.”

8.           Purchaser's Representations.  In connection with the Purchaser’s purchase of the Stock, the Purchaser hereby represents and warrants to the Corporation as follows:

(a)          Investment Intent; Capacity to Protect Interests. The Purchaser is purchasing the Stock solely for Purchaser's own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Act. The Purchaser also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for the Purchaser's account only, and neither in whole nor in part for any other person. Purchaser either has a preexisting business or personal relationship with the Corporation or any of its officers, directors or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Corporation and to protect Purchaser's own interests in connection with this transaction.

(b)         Residence.  The Purchaser's principal residence is located at the address indicated beneath the Purchaser's signature below.

(c)          Limitations on Disposition.  Without in any way limiting Purchaser's representations set forth above, the Purchaser further agrees that he or she shall in no event make any disposition of all or any portion of the Stock unless and until:

(i)           The shares of Stock proposed to be transferred are no longer subject to the Purchase Option set forth in Section 3; and

(ii)          If Purchaser is an affiliate of the Corporation, the disposition is made pursuant to an effective registration statement or pursuant to Rule 144 or is otherwise exempt from registration requirements in the opinion of counsel acceptable to the Corporation.

(d)         Section 83(b) Election.  The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" means the right of the Company to buy back the stock pursuant to the Purchase Option. In the event the Company has registered its securities under the Exchange Act, "restriction" with respect to officers, directors and 10% shareholders also means the six-month period after the Closing during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act. The Purchaser understands that if such provision is applicable to him he may elect to be taxed at the time the Stock is purchased rather than when and as the Purchase Option or six-month Section 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. The Purchaser understands that failure to make this filing timely will result in the recognition of ordinary income by the Purchaser, as the Purchase Option lapses, or after the lapse of the six month Section 16(b) period, on the difference between the purchase price and the fair market value of the Stock at the time such restrictions lapse. The Purchaser further understands that the income tax laws of the State of California contain provisions similar to Section 83.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF THE PURCHASER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

9.           Escrow.  As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Purchaser's Stock upon exercise of the Purchase Option herein provided for, the Purchaser agrees to deposit with the Secretary of the Corporation, or such other person designated by the Corporation, as escrow agent in this transaction (the “Escrow Agent”), the Stock, to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Purchaser set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

10.         Miscellaneous.

(a)          Subject to the provisions and limitations hereof, Purchaser shall have, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock deposited in said escrow.

(b)         The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c)          Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Purchaser at his address shown on the Corporation's employment records and to the Corporation at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

(d)         The Corporation may assign its rights and delegate its duties under this Agreement, including paragraphs 3 and 6 hereof. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

(e)         Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Corporation to transfer the Stock as to which the Purchase Option has been exercised from Purchaser to the Corporation.

(f)          Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Purchaser's employment, for any reason, with or without cause.

(g)         The failure of the Corporation to enforce at any time any provision on this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(h)         This Agreement shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

(i)           The Plan is hereby incorporated by reference and made a part hereof, and this Agreement is subject to all terms and conditions of the Plan.

(j)           This Agreement does not supersede nor does it modify any existing agreements between the Purchaser and the Corporation[; provided that, all award agreements previously executed by the Corporation and the Purchaser which relate to Deferred Stock Unit awards shall be hereby amended to incorporate therein the provisions of Sections 3(a) and 3(b) of this Agreement that relate to death and Disability].

(k)          This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

REDWOOD TRUST, INC.

By:
Martin S. Hughes
President & Chief Executive Officer
One Belvedere Place, Suite 300
Mill Valley, CA 94941

The undersigned hereby accepts and agrees to all the terms and provisions of this Agreement and to all the terms and provisions of the Plan herein incorporated by reference.

[Insert Participant Name]
c/o Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941

EXHIBIT A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

1.	The name, address and taxpayer identification number of the taxpayer is as follows:

Name

Street Address

City, State, Zip

[Social Security No.]

2.           This election under Section 83(b) of the Internal Revenue Code is being made with respect to the taxpayer's [        ] Shares of Common Stock (the "Property") in Redwood Trust, Inc. (the "Company").

3.           The Property was received by the taxpayer on  ____________, ____________.  The election is being made with respect to the ____________ tax year.

4.           The Property is subject to a substantial risk of forfeiture due to death, permanent or temporary disability, involuntary termination with or without cause or voluntary termination from the Company.

5.           The fair market value of the Property was $________.

6.           The amount paid for the Property was $_________, which amount is equal to the fair market value of $_________.

7.           Copies of this statement have been provided to the Company and the Internal Revenue Service, and shall be attached to the taxpayer's income tax return for the tax year.

Name:

Date:

A-1

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

[insert date]

Andrew P. Stone, Secretaryc/o Redwood Trust, Inc.
One Belvedere Place
Suite 300
Mill Valley, CA  94941

Dear Sir:

As Escrow Agent for the undersigned parties, Redwood Trust, Inc., a Maryland corporation (the “Corporation”), and _______________ (“Purchaser”), you are hereby authorized and directed to hold the Stock deposited with you pursuant to the terms of that certain Restricted Stock Award Agreement (the "Agreement") between the Corporation and the Purchaser, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions (capitalized terms used herein shall have the meanings set forth in the Agreement):

1.           In the event the Corporation and/or any assignee of the Corporation (referred to collectively for convenience herein as the “Corporation”) exercises the Purchase Option set forth in the Agreement, the Corporation shall give to the Purchaser and you a written notice specifying the number of shares of Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. The Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.           At the closing, you are directed to transfer to the Corporation the number of shares being purchased against the simultaneous delivery to you of the purchase price (by check) for such shares pursuant to the exercise of the Purchase Option.

3.           The Purchaser irrevocably authorizes the Corporation to deposit with you the shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  The Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, the Purchaser shall have all rights and privileges of a shareholder of the Corporation while the Stock is held by you.

4.           Upon written request of the Purchaser or the Purchaser’s personal representative, the Corporation will confirm to you in writing the number of shares of Stock that are no longer subject to the Purchase Option.  Promptly after your receipt of such confirmation, you will deliver to the Purchaser or the Purchaser’s personal representative such number of shares of Stock as are not then subject to the Purchase Option and have not been previously delivered to the Purchaser or the Purchaser’s personal representative.  Such shares will be free of legends.

5.           If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Purchaser, you shall deliver all of same to the Purchaser and shall be discharged of all further obligations hereunder.

6.           Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.           You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith. The Corporation shall indemnify and hold the Escrow Agent harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, attorney fees or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against it or them hereunder and under the Agreement, except for any of the foregoing incurred in connection with, or arising out of, the Escrow Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties hereunder.

8.           You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and you are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.           You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.         You shall not be liable for relinquishing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.         You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel.  Such counsel's reasonable compensation shall be paid by the Corporation.

12.         Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.

13.         You are authorized to employ as agents banks, brokerage firms or other financial institutions to hold in safekeeping any certificates, instruments or other documents delivered to you hereunder and to perform other services such as sale of securities, recordkeeping and other administrative services as you may deem appropriate.  Any or all of the shares of Stock being deposited with you may be held in book entry form at the Corporation’s custodian, properly marked to indicate your interest therein.  All fees and expenses of such agents shall be paid by the Corporation.  If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.         Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

CORPORATION:

Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA  94941

PURCHASER:

Purchaser
[insert name]
One Belvedere Place, Suite 300
Mill Valley, CA  94941

ESCROW AGENT:

Andrew P. Stone
c/o Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA  94941

16.         By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.         Your duties under these Joint Escrow Instructions shall terminate upon the earlier of the exercise of the Purchase Option by the Corporation or the expiration of the Purchase Option as to all shares of Stock covered thereby and the delivery of the certificates evidencing the Stock to the party entitled thereto.

18.         This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

REDWOOD TRUST, INC.

By:

Title:

PURCHASER:

Name:

ESCROW AGENT:

Andrew P. Stone
Secretary